Cypress Energy Partners, L.P. 10-Q

Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

 OF CYPRESS ENERGY PARTNERS GP, LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Cypress Energy Partners, L.P. for the fiscal quarter ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof, I, Jeffrey A. Herbers, Chief Accounting Officer and Interim Principal Financial Officer of Cypress Energy Partners GP, LLC, the general partner of Cypress Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of Cypress Energy Partners, L.P.

/s/ Jeffrey A. Herbers
Jeffrey A. Herbers
Chief Accounting Officer and Interim Principal Financial Officer
August 14, 2018

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